                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the Registration Statement (No. 333-64297) of Tele-Communications, Inc. on Form S-4, as amended (Amendment No.
1), of our reports, dated March 20, 1998, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related financial statement schedules, which reports appear in the December 31, 1997 Annual Report on Form 10-K of Tele-Communications, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.



                              KPMG Peat Marwick LLP

Denver, Colorado
October 12, 1998